SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2008

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 7, 2008, Sunrise Telecom Incorporated (the "Company") issued a press release announcing its preliminary, unaudited financial results for the quarter ended December 31, 2007 and steps it is taking to reduce operating expenses. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed "furnished," not "filed," for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Number	Description

99.1	Press Release issued by the Company dated February 7, 2008, announcing preliminary, unaudited financial results for the quarter ended December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: February 12 , 2008	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company dated February 7, 2008, announcing preliminary, unaudited financial results for the quarter ended December 31, 2007.

Exhibit 99.1

Sunrise Telecom(R) Reports $27.2 Million Sales for Fourth Quarter of 2007; Announces Cost Reduction Program

•	Preliminary GAAP loss from operations of $1.5 million

•	First quarter 2008 sales projected between $19.0 million and $23.0 million

•	Backlog at quarter end of $8.2 million

SAN JOSE, Calif., Feb. 7 -- Sunrise Telecom(R) Incorporated (Pink Sheets: SRTI), a leader in test and measurement solutions for today's telecom, wireless and cable networks, today reported sales of $27.2 million for the fourth quarter of 2007, down 26% year-over-year from 2006's record-setting fourth quarter and up 18% sequentially from $23.0 million in the third quarter of 2007

Preliminary net loss per share was $(0.03) for the fourth quarter of 2007, compared to net earnings per share of $0.09 per share for the fourth quarter of 2006 and net loss per share of $(0.06) per share for the third quarter of 2007. Backlog as of December 31, 2007 was $8.2 million, compared with $8.0 million as of December 31, 2006 and $11.3 million as of September 30, 2007.

"Last quarter we expressed our concern with Sunrise Telecom's cost structure, including ongoing operating expenses and temporarily-high legal and audit costs. We have now conducted a thorough review of our business and infrastructure, and identified a number of areas where we can eliminate costs and improve efficiency," said Sunrise Telecom President and CEO, Paul Marshall. "Based on this review, we are now implementing a company-wide cost cutting and productivity improvement program that we believe will enable us to reach sustainable profitability, turn cash flow positive and become a more agile company."

"The cost reduction program more closely aligns our infrastructure with our strategic plans and the current scale of our business. It leaves us well-positioned to implement our long-term strategy -- delivering leading testing solutions for the converging communications networks worldwide and building market share in our key target markets," concluded Marshall.

Cost Reduction Program

Sunrise Telecom is implementing a restructuring plan that is intended to reduce costs and improve operating efficiencies. The plan includes a 12% reduction in the Company's worldwide workforce, across all functional areas, and a shut-down of certain international offices. The cost reduction program, when fully implemented, is expected to save approximately $10-12 million per year on a pre-tax basis. The Company expects to begin realizing savings in the first quarter of 2008; and expects to realize the full projected savings in the second half of 2008. In the first quarter of 2008, Sunrise Telecom will recognize a one-time charge of approximately $2.5 million associated with employee severance payments, lease terminations, and other miscellaneous charges.

As part of the restructuring plan, Sunrise Telecom will reorganize its European operations, creating a streamlined organization for the EMEA region, and a new unified management structure. Sunrise Telecom will also consolidate its broadband cable operations by closing the Montreal office and relocating technical support, marketing, accounting, manufacturing and customer service functions to other company locations and third-party suppliers.

The Company also expects a gradual decline in legal and audit costs from approximately $1.6 million in the fourth quarter of 2007 and $6 million for the full year to a substantially lower run rate in the second half of 2008.

Wireline

Wireline product sales were $10.3 million, up 8% sequentially and down 25% year-over-year. The fourth quarter was characterized by a continuing weakness in demand for copper access testing equipment at Tier-1 U.S. carriers. In contrast, international sales were very strong, driven by demand across multiple countries for basic DSL testing as well as ADSL2+ and VDSL.

Sunrise Telecom continued shipments of MTT handhelds to its existing customers in Western Europe with two carriers accounting for approximately $1.7 million in sales, during the quarter. In the fourth quarter, Sunrise Telecom also won a tender in Eastern Europe and started initial shipments pursuant to this win. In the Middle East, Sunrise Telecom secured a contract for its Voice and Video Test Suite, which delivers integrated VoIP and IPTV testing in a single compact unit.

Sales of MTT handhelds were also driven by demand from second-tier service providers in North America, aided by typical fourth quarter seasonality.

Sunrise Telecom continued to see healthy demand for its E20 product line. E20 is a family of handheld units for testing E1 transmission and service verification for data, voice and mobile protocols. This product has recently gotten a second wind from applications in developing markets where it is used for maintenance and installation of 2 Megabit and datacom lines.

Broadband Cable

Broadband cable sales were $5.0 million, down 52% year-over-year and 22% relative to the third quarter of 2007. Fourth quarter sales were impacted by a major product transition in this group. During the quarter, Sunrise Telecom released a new product in its CM-family of handhelds, the CM2000, which allows verification and troubleshooting of advanced services over DOCSIS 2.0 networks. At the same time, the Company has been phasing out older products in this family. As a result, orders for the earlier product versions have slowed down considerably while sales of the CM2000 have not caught up to offset this decline, due to initial production constraints and time required for carrier headquarter approvals. In the fourth quarter, the Company booked approximately $1.0 million in deferred CM2000 revenues and entered 2008 with a backlog of orders from four major cable operators in North America.

Sales of the CM750, which is used by one of the major customers of Sunrise Telecom to test digital video over the Fiber to the Premise (FTTP) networks, declined in the fourth quarter as the carrier reviewed its internal equipment needs. Sunrise Telecom is an exclusive supplier of video testing equipment to this carrier for certain applications in their triple play service initiative. Based on discussions with the customer, the Company expects healthy orders and shipments in 2008.

Sales of video headend equipment, AT2500, remained strong and exceeded $2.3 million, reflecting follow-up orders from existing customers in North America.

Fiber Optics

Fiber optics revenues were $9.0 million during the fourth quarter of 2007, up 17% year-over-year and 106% sequentially. The Scalable Test Toolkit (STT), which targets a broad range of applications in metro networks, was the main growth driver during the quarter generating approximately $3.0 million in revenues.

During the quarter, Sunrise Telecom shipped a large order for the xWDM configuration of STT to a Tier-1 North American telephone company to support their rollout of ROADM (Reconfigurable Optical Add/Drop Multiplexer) technology. ROADM makes optical networks more efficient and facilitates the backhauling of triple play services. Sunrise Telecom expects follow-up orders from this carrier and is also working on other opportunities for xWDM configurations in several markets.

During the quarter, Sunrise Telecom began shipments of its STT Ethernet product to a multi-national carrier in Europe, focused on providing telecommunications services to large businesses, representing a significant revenue opportunity for Sunrise Telecom. The Company also delivered a major upgrade for a large German carrier that standardized on the STT Ethernet in 2005 and is now upgrading its installed base with the new Metro Module. In the Middle East, Sunrise Telecom won a tender to supply the ONE configuration of the STT product, which supports Ethernet payloads inside SONET/SDH and OTN transport lines.

Sales of optical handheld products exceeded $2.5 million driven by the introduction of a 4 Gigabit Fibre channel module on the MTT platform. This module targets storage area networks which are increasingly utilized by large enterprises for off-site storage data access. The new product received considerable attention in Europe, where corporations contract with carriers to service their offsite data centers. The Company also continued to see strong demand for the SDH testing equipment in the emerging markets and the APAC region. During the quarter, Sunrise shipped a $0.8 million order to an Indian carrier pursuant to an earlier tender.

Protocol

Protocol products generated fourth quarter 2007 revenues of $2.9 million, down 38% year-over-year and up 11% sequentially. The key revenue drivers were the 3GMaster and the Traffic Analysis and Monitoring System (TAMS), which combines the 3GMaster with a software component and a server. Demand for these products was strong across multiple markets with orders shipped, during the quarter, to carriers in France, Spain, Germany and India. Over $1.0 million in TAMS sales in the fourth quarter were booked as deferred revenues due to revenue recognition rules governing sales of hardware equipment with a software component. The protocol pipeline continues strong for the Company.

Financial Results Summary
(In thousands, except per share and percentage data, unaudited)

For the Three Months Ended
Dec. 31, 2007

Selected Income Statement Data (preliminary)

Net sales	$27,192
Loss from operations	$(1,511)
Net loss	$(1,486)
Diluted earnings per share	$(0.03)
Shares outstanding (diluted)	51,349
Gross profit percentage	60%

Backlog at end of quarter	$8,193

Selected Consolidated Balance Sheet Data (preliminary)

Dec. 31, 2007

Cash and cash equivalents	$15,020
Short-term investments	961
Accounts receivable, net of allowance of $533	18,130
Inventories	17,838
Short-term borrowings and current portion of notes payable	183
Accounts payable	4,622
Other accrued expenses	14,416
Deferred revenue	3,109
Notes payable, less current portion	424

This financial information has not been subjected to completed audit or review procedures, by our independent auditor.

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)
(In thousands, except per share data, unaudited)

Three Months Ended Dec. 31,

2007

Net sales	$27,192
Cost of sales	10,866
Gross profit	16,326

Operating expenses:
Research and development	5,246
Selling and marketing	7,530
General and administrative	5,061
Total operating expenses	17,837

Loss from operations	(1,511)
Other income, net	56

Loss before income taxes	(1,455)
Income tax expense	(31)

Net loss	$(1,486)

Earnings per share:
Basic and diluted	$(0.03)

Shares used in per share computation:
Basic and diluted	51,349

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS (preliminary)
(In thousands, unaudited)

	Three Months Ended
	Dec. 31,		Sept. 30,		Dec. 31,
	2007		2007		2006
By Product:
Wireline access	$10,307	38%	$9,581	42%	$13,770	37%
Cable broadband	5,026	18%	6,451	28%	10,561	29%
Fiber optics	8,949	33%	4,337	19%	7,620	21%
Protocol	2,910	11%	2,618	11%	4,691	13%
	$27,192		$22,987		$36,642

	Three Months Ended
	Dec. 31,		Sept. 30,		Dec. 31,
	2007		2007		2006
By Region:
North America (United States and Canada)	$10,794	40%	$10,177	44%	$20,901	57%
Asia Pacific	4,724	17%	1,656	7%	3,972	11%
Europe/Africa/Middle East	10,372	38%	10,274	45%	10,666	29%
Latin America	1,302	5%	880	4%	1,103	3%
	$27,192		$22,987		$36,642

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended
Dec. 31,
2007

Share based compensation:
Included in cost of sales	$8
Included in research and development	40
Included in selling and marketing	50
Included in general and administrative	30
$128

Amortization of acquisition-related intangible assets included in general and administrative	$5

Fourth Quarter Financial Highlights

In the fourth quarter of 2007, Sunrise Telecom reported a gross margin of 60%, in-line with the third quarter of 2007. Fourth quarter costs of goods sold included an increase in inventory reserves and inventory write-off charges totaling $2.4 million. These charges were mainly related to a major product transition in the broadband cable group following an introduction of a next-generation handheld testing tool, a discontinuation of older handhelds in the same product family, and the cancellation of a Montreal R&D project.

Loss from operations was $1.5 million in the fourth quarter of 2007. Operating expenses decreased by $0.2 million sequentially and by $0.8 million relative to the fourth quarter of 2006. Fourth quarter audit costs related to the restatement and 2006 SEC reports were $1.1 million.

Status of SEC filings

In November of 2007, Sunrise Telecom filed with the Securities and Exchange Commission (the "SEC") its Form 10-K for the fiscal year ended December 31, 2005 and its Form 10-Q for the quarter ended September 30, 2005. The Company remains committed to filing its remaining past due periodic reports for 2006 and 2007 as quickly as possible. The 2006 reports are in the process of being finalized. Substantial work still remains to complete the 2007 audit and associated reports. The Company has assembled temporary accounting resources to accelerate the filing of its overdue SEC filings.

Outlook

Based on current backlog and order expectations, Sunrise Telecom forecasts its first quarter sales to be in the range of $19 to $23 million. The sequential revenue decline reflects seasonal patterns typical for the communications testing industry. Excluding the impact of one-time restructuring charges, the Company expects to see initial results of its cost reduction program in the first quarter of 2008.

Phase one of the cost reduction program was focused on the realignment of the Company's manufacturing, R&D, and sales and marketing expenses, and has now been completed. In the first quarter of 2008, the Company will turn its attention to the general and administrative area.

Sunrise Telecom notes that its public company costs have been unusually high in the last two years due to the business practices investigation, internal review of historical options grants and the accounting restatement. These costs are expected to decline as the Company becomes current in its reporting. The Company nonetheless expects its future normalized public company costs to be higher as percentage of revenues than historical levels driven by public company compliance requirements relative to the company's annual sales level and the complexity of its business. The Company expects to work on this problem and solve it over time.

Despite its cost cutting efforts, Sunrise Telecom expects to maintain active R&D efforts as the Company's engineers and marketers develop next generation products to give its customers market-leading solutions to today's converging network challenges.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and delivers high-quality communications test and measurement solutions for today's telecom, cable and wireless networks. The Company's robust portfolio of feature-rich, easy-to-use products enables service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com or emailinfo@sunrisetelecom.com.

SUNRISE TELECOM, the "S" logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission. Internet Explorer, Windows and Windows CE are registered trademarks of Microsoft Corporation in the United States and other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, sales expectations for the first quarter of 2008, expectations related to the implementation of the cost reduction program and ability to reduce legal and audit costs. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures, including from former employees; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the unknown effects of management changes; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including stockholder litigation and any action by the SEC; any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments and other factors; and protracted litigation, which could disrupt Sunrise Telecom's normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the SEC, including, but not limited to, its 2005 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the period ended September 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com